EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194653) and on Form S-8 (No. 333-127179, No. 333-186854 and No. 333-206273) of National Health Investors, Inc. of our reports dated February 16, 2017, relating to the consolidated financial statements, financial statement schedules and the effectiveness of National Health Investors, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 16, 2017